                                  MADISON BANK

                                   May 5, 1998

Jonathan G. Kraus
John J. Crits
c\o Steven M. Cohen
Morgan, Lewis & Bockius LLP
2000 One Logan Square
Philadelphia, PA 19103

            Re:   Agreement to Conduct Mortgage Banking Business

Dear Messrs. Kraus and Crits:

            The purpose of this letter is to set out in writing the terms of the agreement which has been reached between Madison Bank (the "Bank"), Jonathan G. Kraus ("Kraus") and John J. Crits ("Crits") with regard to the establishment of a mortgage banking operation (the "Mortgage Business"), to be conducted on a joint basis by Kraus, Crits and the Bank. While the parties hereto intend to conduct the Mortgage Business through a Pennsylvania Limited Liability Company (the "LLC," which will elect to be treated as a partnership for federal income tax purposes), the operating agreement for which is attached hereto as Exhibit A, and that Kraus and Crits will provide services to the LLC and receive certain "guaranteed payments" for those services pursuant to the terms of the Compensation Agreements between the LLC and each of Kraus and Crits (substantially in the form attached hereto as Exhibit B), it is understood that it may be necessary to conduct the Mortgage Business for some period of time as a direct operation of the Bank rather than as an operation of the LLC, and that Kraus and Crits will be engaged as employers of the Bank in order to conduct the Mortgage Business during that period.

            In addition, Kraus and Crits will be employed by the Bank for the purpose of providing certain regular services, including the provision of strategic advice to the Bank with respect to its position in the mortgage and related businesses, and will make themselves available to the Bank from time to time for such additional services as may reasonably be requested by the Bank. Each of Kraus and Crits will be paid for these services a salary of $12,000 per year, or such other amount as may be mutually agreed to by the parties.

            In connection with the establishment of the Mortgage Business, the parties hereto have agreed as follows:

            1. Within ten (10) business days of the date hereof, the Bank will contribute $150,000 and Kraus and Crits will each contribute $50,000 to the LLC.

May 5. 1998
Page 2

            2. Kraus and Crits will conduct the Mortgage Business as employees of the Bank or as employees of a wholly owned subsidiary of the Bank, if such an entity is established for this purpose, commencing as soon as possible following the date hereof, but in no event more than fifteen (15) days following the date hereof until such time as the LLC becomes qualified to conduct the Mortgage Business under any applicable laws or regulations relating to the conduct of the Mortgage Business by the LLC, at which time the Mortgage Business shall be contributed to the LLC and Kraus and Crits will cease to conduct the Mortgage Business as employees of the Bank or a wholly owned subsidiary of the Bank, and will operate the Mortgage Business solely in their capacities as Members of the LLC (notwithstanding any other duties they may continue to have as employees of the Bank or an affiliate of the Bank).

            3. The compensation paid to Kraus and Crits with respect to any period during which they are operating the Mortgage Business in their capacities as employees of the Bank or of a wholly owned subsidiary of the Bank will be paid to them in the form of wages, the gross amount of which will be equal to the amounts which would have been payable to them as guaranteed payments and as their share of the net profits of the Mortgage Business if the Mortgage Business had been conducted by the LLC, consistent with the terms of the Operating Agreement and their Compensation Agreements, and shall be paid to them as nearly as possible at the same time or times the guaranteed payments and the distribution of net profits would have been made by the LLC if the Mortgage Business had been conducted by it.

            4. In the event it is determined by counsel to the Bank that it is either impractical or impossible to cause the Mortgage Business to be conducted by the LLC, the Mortgage Business will be continued as a business operation of the Bank (or a wholly owned subsidiary of the Bank), and compensation (including commissions, bonuses and phantom equity compensation) will be paid to Kraus and Crits equal to the amounts which would have been payable to them as guaranteed payments and as their share of the net profits of the Mortgage Business if the Mortgage Business had been conducted by the LLC, consistent with the terms of the Operating Agreement and their Compensation Agreements, and shall be paid to them as nearly as possible at the same time or times the guaranteed payments and the distribution of net profits would have been made by the LLC if the Mortgage Business had been conducted by it. To the extent it is determined that there is any additional net tax burden on any party hereto as a result of the conduct of the Mortgage Business as an operation of the Bank or of a wholly owned subsidiary of the Bank when compared to the tax burden that would have been borne by that party if the Mortgage Business had been conducted by the LLC, payments of compensation to Kraus and/or Crits shall be adjusted, up or down, as the case may be, so as to cause any such net additional tax liability to be borne 50% by the Bank and 25% by each of Kraus and Crits (taking into account for these purposes the additional tax burdens or benefits which result from any such changes in compensation payments).

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May 5, 1998
Page 3

            5. In addition, if it is determined pursuant to the preceding paragraph that it is either impractical or impossible to cause the Mortgage Business to be conducted by the LLC, the capital contributed to the LLC by the Bank will be repaid to the Bank, and the capital contributed or required to be contributed to the LLC by Kraus and Crits will be transferred to an interest bearing escrow account. Kraus and Crits will have an obligation to fund operating expenses of the Mortgage Business to the same extent that their share of the capital contributed to the LLC would have been used to pay such expenses if the Mortgage Business had been operated by the LLC, such obligation to be secured by and paid from the escrow accounts created pursuant to this paragraph. A decision to release any funds held in these escrow accounts to Kraus and Crits will be made in the same manner as a decision by the Board of the LLC to return capital to the Members of the LLC.

            6. The Bank, Kraus and Crits agree to be subject to all provisions of the Operating Agreement and the Compensation Agreements. This agreement to be bound by the terms of the Operating Agreement and the Compensation Agreements shall be interpreted as nearly as possible so as to put the parties hereto in the same economic position and subject to the same requirements and limitations as would have in effect if the Mortgage Business had been conducted by the LLC.

            The Bank, Kraus and Crits acknowledge their agreement to be bound by the terms set forth in this letter by executing this letter where indicated. This letter may be executed in counter-parts and shall be treated as legally binding when all of the parties hereto have signed this letter or signed on a counterpart hereto.

(SEAL)

                                   Madison Bank


                                   By: /s/ Vito DeLisi
                                      ----------------------------------------
                                   Title: President
                                         -------------------------------------

I have read the terms set forth above, and hereby acknowledge my agreement with such terms, intending to be legally bound hereby:


/s/ Jonathan G. Kraus
----------------------------------
Jonathan G. Kraus


/s/ John J. Crits
----------------------------------
John J. Crits

EXHIBIT A

                    PHILADELPHIA FINANCIAL MORTGAGE CO., LLC
                               OPERATING AGREEMENT

            This Operating Agreement for Philadelphia Financial Mortgage Co., LLC, a Pennsylvania limited liability company, is entered into this __ day of April, 1998 by and between Madison Bank (the "Bank"), Jonathan G. Kraus ("Kraus") and John J. Crits ("Crits") (the Bank, Kraus and Crits are referred to collectively herein as the "Members")

                               W I T N E S S E T H

            The Members have caused to be formed on May 5, 1998, by an authorized person, a limited liability company pursuant to and in accordance with the Pennsylvania Limited Liability Company Law of 1994 (15 Pa. Cons. Stat. Ann. Ch. 89), as amended from time to time (the "Act"), and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                  I. FORMATION

            1.01 Name. The name of the limited liability company is Philadelphia Financial Mortgage Co., LLC (the "Company").

            1.02 Purpose. The purpose of the Company is to engage in the business of providing mortgage services and activities incidental or related thereto and to engage in any other lawful business and activity permitted to be engaged in by a limited liability company pursuant to the Act.

            1.03 Term. The Company was formed on May 5, 1998 by the filing of the Certificate of Organization of the Company (the "Certificate") with the office of the Secretary of State of the Commonwealth of Pennsylvania and shall continue until December 31, 2028, unless sooner dissolved and wound up in accordance with the provisions of the Act or this Agreement or extended by the unanimous consent of the Members.

            1.04 Principal Office. The principal office of the Company shall be at 1767 Sentry Parkway, Suite 220, Blue Bell, PA 19422, or such other place or places as the Board may from time to time designate. The Company may maintain such other offices and places of business as the Board may from time to time deem advisable.

                                II. DEFINED TERMS

            The following defined terms used in this Agreement shall have the meanings specified below, in addition to any other defined terms used herein:

            "Accountants" the independent accountants regularly engaged by the Company to review or audit its financial statements.

            "Bankruptcy" means an adjudication of bankruptcy or the entry of an order for relief or the filing of a voluntary case or petition under the federal bankruptcy law or any state or local bankruptcy law and, in addition, any other status constituting bankruptcy within the meaning of the Act.

            "Board" means the Board of Managers responsible for the management of the Company pursuant to Article V of this Agreement.

            "Book Value" means the net value of the Company as of any relevant date as determined, consistent with generally accepted accounting principles, by the Company's Accountants. The Book Value of a Member's units of Membership Interest is equal to the amount that would be distributed to such Member if the Company liquidated all of its assets, realizing as a result of such transaction a net cash amount equal to the Book Value of the Company and then distributed such net amount in accordance with the terms of this Agreement as a distribution under Section 4.03 (b)(ii).

            "Capital Contribution" means the total amount of money or other property contributed or agreed to be contributed, as the context requires, to the Company by each Member pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holder of the interest in the Company of such Member allocable to such interest.

            "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute. All references to specific sections of the Internal Revenue Code shall be deemed to include any provisions of the Internal Revenue Code which replace or supersede the sections in effect at the time of execution of this Agreement.

            "Fair Market Value" means the net fair market value of the Company as established in the context of an arm's-length sale of the Company or its assets. In the absence of any such transaction, the net Fair Market Value of the Company shall be equal to the net value of the Company established, taking all relevant facts and circumstances into account, by the unanimous agreement of the Board, or, absent such unanimous agreement, by a qualified appraiser engaged, by the mutual action of all panics concerned, for this purpose. If the parties concerned cannot agree on the identity of a qualified appraiser to be engaged for these purposes, all parties may engage their own appraisers at their own expense who may, if those appraisers cannot agree upon a value, agree to the engagement of another appraiser mutually acceptable to the appraisers engaged by the parties. In no event, however, shall the net Fair Market Value of the Company be less than the Book Value of the Company. The Fair Market Value of a Member's interest is equal to the amount that would be distributed to such Member if the Company sold all of its assets, realizing as a result of such transaction a net cash amount equal to the net Fair Market Value of a Company, and then distributed such net amount in accordance with the terms of this Agreement as a distribution under Section 4.03(b)(ii). Notwithstanding the determination of the Fair Market Value of the Company as set forth above, during the first year of the Company's existence, the Company's Fair Market Value shall be deemed to be equal to its Book Value.

            "Liquidation Payment" means the payment made to a Member on the withdrawal of the Member from the Company and the liquidation or redemption by the Company of such Member's units of Membership Interest.

            "Liquidator" means such Person or Persons (as hereinafter defined) as shall be chosen by unanimous consent of the Board or, if there are no duly elected Managers at the time in question, such other Person who may be appointed in accordance with applicable law and who shall be responsible for taking all action necessary or appropriate to wind up the affairs, and distribute the assets of the Company upon its dissolution.

            "Managers" means Managers of the Company chosen by the Members (as hereinafter defined) pursuant to the terms of Section 5.02.

            "Members" means the Bank, Jonathan C. Kraus and John J. Crits and such other Persons as shall become Members under the terms of this Agreement.

            "Membership Interest" means units of Membership Interest in the Company. The number of units of Membership Interest owned initially by each Member is set forth in Section 3.03. The terms "Membership Interest" or "interests in the Company," for the purposes of this Agreement includes, without limitation, the rights to profits, losses, gains, credits and distributions from the Company.

            "Mortgage Business" means the mortgage banking operations conducted or to be conducted by the Company.

            "Person" means any individual, trust, corporation, partnership, proprietorship or any other entity.

            "Restrictive Covenant" means the provisions, set forth in Section
7.05 of this Operating Agreement.

            "Treasury Regulations" means the regulations promulgated under the Code.

            "Unrepaid Capital Contribution" means the excess, if any, of the total Capital Contributions theretofore made by a Member over the total distributions theretofore made to such Member pursuant to Section 4.03.

               III. MEMBERS CONTRIBUTIONS: ADMISSION TO MEMBERSHIP

            3.01 The Members of the Company are the Bank, Jonathan C. Kraus and John J. Crits.

            3.02 Capital Contributions. The Members shall make the following Contributions to the Company

                  (a) the Bank              - $150,000.

                  (b) Jonathan G. Kraus     - $50,000.

                  (c) John J. Crits         - $50,000.

Additional capital contributions shall only be required to be made by Members pursuant to action of the Board acting unanimously.

            3.03 Interests in the Company. In exchange for the Capital Contributions set forth in Section 3.02, the Initial Members shall be entitled to the following number of units of Membership Interest in the Company.

                  (a)   The Bank shall have 510 units of Membership Interest;

                  (b)   Kraus shall have 245 units of Membership Interest; and

                  (c)   Crits shall have 245 units of Membership Interest.

            3.04 No Certification. Units of Membership Interest in the Company shall not be certificated.

            3.05 Capital Accounts.

                  (a) A separate "Capital Account" shall be established and maintained for each Member as provided in this Section 3.05. Without duplication, the Capital Account of each Member shall be credited with the cash and the fair market value of any property (net of liabilities assumed by the Company and liabilities to which such property is subject) contributed to the Company by such Member, plus all income, gain, or Profits (as hereinafter defined) of the Company allocated to such Member pursuant to Article IV (including for purposes of this

Section 3.05 income and gain exempt from tax), and shall be debited with the sum of (i) all Losses (as hereinafter defined) or deductions of the Company allocated to such Member pursuant to Article IV, (ii) such Member's distributive share of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (iii) all cash and the fair market value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member pursuant to Article IV. The amount of the Capital Account of a Member shall be determined in accordance with the rules set forth in Treasury Regulation 1,704-1 (b)(2)(iv). Any references in any Section or subsection of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above.

                  (b) Except as may otherwise be provided in this Agreement, whenever it is necessary to determine the Capital Account of a Member for purposes of Article IV, the Capita] Account of such Member shall be determined after giving effect to all allocations and distributions for transactions effected prior to the time as of which such determination is to be made. Any Member, including any substitute Member, who shall acquire units of Membership Interest or whose interest in the Company shall be increased by means of a Transfer (as hereinafter defined) to him of all or part of the Membership Interest of another Member, shall have a Capital Account which reflects such Transfer.

            3.06 Withdrawal and Return of Capital. Although the Company may make distributions to the Members from time to time in return of their Capital Contributions, no Member shall have the right to withdraw or demand a return of all or any portion of his Capital Contribution or Capital Account, except (a) upon the dissolution, liquidation and/or winding up of the business and affairs of the Company in accordance with Section 8.02, and (b) upon the withdrawal of a Member in accordance with Section 7.02.

            3.07 Interest on Capital. No interest shall be payable on any Capital Contributions made to the Company or on the balance of the Capital Accounts of the Members.

            3.08 Additional Contributions. No Member shall be required to lend any funds to the Company or to contribute any capital to the Company in excess of the amount which has been initially credited to such Member's Capital Account.

            3.09 Issuance of Additional Membership Interests and Securities. In order to raise additional capital or to acquire assets, to redeem or retire Company debt or for any other Company purpose, the Board is authorized to cause the Company to issue in addition to the units of Membership Interest issued to the Initial Members, additional units of Membership Interest or classes thereof from time to time to Members or to other Persons and to admit them to the Company as additional Members, provided that the Board obtains the unanimous consent of the Members prior to any such issuance.

                      IV. PROFITS. LOSSES AND DISTRIBUTIONS

            4.01 Profit and Loss. "Profit" and "Loss" shall mean for each fiscal year of the Company or other period, an amount equal to the Company's taxable income or loss for such year or other period, as determined by the Company's Accountants in accordance with Code Section 703(a), and including, without limitation, each item of Company income, gain, loss, or deduction which must be separately stated pursuant to Code Section 703(a), taking into account the following adjustments:

                  (a) all income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                  (b) any expenditure of the Company described in Code Section 705(a)(2)(B), or treated as such an expenditure and not otherwise taken into account in computing Profit or Loss, shall be subtracted from such taxable income or loss;

                  (c) notwithstanding any other provision of this Agreement, any items of Company income, gain, loss or deduction which are required to be specially allocated shall not be taken into account in computing Profit and Loss; and

                  (d) with respect to property contributed to the Company, or (at the option of the Board) any increase or decrease in the Capital Accounts of the Members to reflect a revaluation of Company property in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the calculation of Profit and Loss shall be made by taking into account book basis and book depreciation, if any, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g)(3), rather than tax depreciation which would be taken into account in accordance with Code Section 703(a). Profit and Loss for all purposes of this Agreement shall be determined in accordance with the accrual method of accounting, except that any adjustments made pursuant to Code Section 754 shall not be taken into account. Except as otherwise specifically required by this Agreement or the Code, every item of income, gain, loss, deduction, credit, or tax preference entering into the computation of such Profit and Loss shall be considered allocated to each Member in the same proportion as Profit and Loss is allocated to such Member.

Generally, expenditures for goods and services incurred by Members and approved by the Board shall be reimbursed by and charged to the Company at an amount equal to the cost incurred by the Member or Members in providing such goods and services; provided, however, that the provision of funds by the Bank for mortgage loans made or arranged by the Company shall be taken into account by the Company for purposes of determining its Profit or Loss based on an interest rate equal to the Bank's prime rate minus one-half (1/2) percent.

            4.02 Allocation of Profit and Loss. Except as otherwise required under the Code, all Profit or Loss shall be allocated to the Members in accordance with the following rules:

                  (a) After making the special allocations required by Section 4.02(c), (d) and (e) of this Agreement, if any, whenever the aggregate Capital Account balances of the Members will represent a positive number after allocation of Profit or Loss for the taxable year or other period, Profit or Loss for such year or other period shall be allocated so as to produce, as nearly as possible, positive Capital Account balances for each Member which correspond to the amounts each Member would receive in a hypothetical distribution of the proceeds of a liquidation of the Company in accordance with the priorities set forth in Section 4.03(b)(ii) in a case where :he aggregate amount of such proceeds equals the aggregate positive Capital Account balances of the Members.

                  (b) After making the special allocations required by Section 4.02(c), (d) and (e) of this Agreement, if any, whenever the aggregate Capital Account balances of the Members will represent zero or a negative number after allocation of Profit and Loss for the taxable year or other period, Profit or Loss for such year or other period shall be allocated so as to produce, as nearly as possible, zero Capital Account balances for all the Members, or negative Capital Account balances of the Members which are proportionate to their units, as the case may be.

                  (c) Items of income, gain, loss and deduction for federal income tax purposes with respect to any property contributed to the Company or any property which has been revalued in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), shall be allocated among the Members so as to take into account any variation between the adjusted tax basis of such property to the Company and the book basis of such property, in accordance with Code Section 704(c) and applicable Regulations thereunder. Without limiting the foregoing, the Company will allocate items of income, gain, loss and deduction with respect to the property contributed to the Company by the Principals upon formation of the Company under Treasury Regulation Section 1.704-3(b).

                  (d) In the event that any Member receives an unexpected adjustment, allocation or distribution as described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), which results in such Member's Capital Account deficit balance being in excess of the amount such Member is obligated or treated as obligated to restore, such Member shall be allocated items of income and gain in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible. This provision is intended as a "qualified income offset" as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

                  (e) Income from cancellation of indebtedness of the Company, if any, shall be allocated to the Members in accordance with their respective shares of such indebtedness determined under Code Section 752 and applicable Treasury Regulations thereunder immediately prior to such cancellation. To the extent any such income is not recognized by such Members pursuant to Code
Section 108, the basis of Company properly shall be reduced in accordance with any reduction in the basis of such Members' interests in the Company pursuant to Code Sections 108(b) and 1017, and such Members shall not elect to reduce the basis of depreciable property before reducing other tax attributes of such Members. The Capital Accounts of any such Members shall be reduced to reflect any such reduction in the basis of Company property in accordance with the reduction in their respective bases in their interests in the Company.

            4.03 Distributions.

                  (a) Distributions of cash and/or other assets or property of the Company, from whatever source (including, without limitation, net proceeds of Company operations and sale, financing or refinancing of Company assets) shall be made to the Members at such times, and in such amounts, as the Board, in it sole discretion, shall determine. In making such determination, the Board may set aside funds and establish reserves for such items as the Board shall, in its sole discretion, determine, including, without limitation, working capital, maintenance of bonding capacity, capital expenditures, acquisition of other assets by the Company and the satisfaction of liabilities (including, without limitation, contingent liabilities) as they may come due.

                  (b) (i) All distributions that are determined by the Board to be distributions of operating cash flow shall be made in the following order and priority: (A) first, in payment of principal of and accrued interest on loans, if any, to the Company from Members (notwithstanding that such principal or interest may not be due and payable at such time), in order of priority and in proportion to the amounts of principal and accrued interest outstanding on all such loans of equal priority; and (B) second, to the Members pro rata according to the number of units of Membership Interest held by each Member.

                        (ii) All distributions that are determined by the Board to be distributions of the proceeds of capital shall be made in the following order and priority: (A) first, in payment of principal of and accrued interest on loans, if any, to the Company from Members (notwithstanding that such principal or interest may not be due and payable at such time), in order of priority and in proportion to the amounts of principal and accrued interest outstanding on all such loans of equal priority; (B) second, to the Members in proportion to their relative Unrepaid Capital Contributions, determined by multiplying the total distribution by a fraction, the numerator of which is the Unrepaid Capital Contribution of the Member and the denominator of which is the aggregate Unrepaid Capital Contributions of all Members at the time of such distribution; and (C) third, to the Members pro rata according to the number of units of Membership Interest held by each Member.

                  (c) Any amount paid by the Company for or with respect to any Member on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Company pursuant to the Code, the Treasury Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Company under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member under subsection 4.03(b), the excess shall constitute a loan from the Company to such Member (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Company makes the payment to the relevant taxing authority, at the lowest rate required to avoid the imputation of interest under applicable provisions of the Code. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Company shall make future distributions due to such Member under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Member and then to the repayment of the principal of all Tax Payment Loans of such Member. The Board shall have the authority to take all actions necessary to enable the Company to comply with the provisions of any Withholding Tax Act applicable to the Company and to carry out the provisions of this subsection. Nothing in this subsection shall create any obligation on the Company to borrow funds from third parties in order to make any payments on account of any liability of the Company under a Withholding Tax Act.

            4.04 Guaranteed Payments. The Company shall make payments to any Member or Members as "guaranteed payments" for services as determined at the discretion of the Board from time to time or pursuant to any compensation agreement which may be entered into between the Company and the Member or Members to whom such payment is to be made.

                  V. MANAGEMENT POWERS, DUTIES AND RESTRICTIONS

            5.01 Management by Managers.

                  (a) The management of the business and affairs of the Company shall be vested in the Board which shall consist of four Managers. Except for those matters in which the approval of the Members is required by this Agreement and/or by nonwaivable provisions of applicable law, the Board shall have all rights and powers and shall make all decisions affecting the Company in furtherance of the Company's purposes, including, but not limited to, the following:

                        (i) to retain all or any part of the Company's assets as long as they deem advisable, and to invest, reinvest and keep invested all or any part thereof, without being restricted in any way with respect to the type of assets retained or invested in or with respect to the portion of the assets devoted to any investment;

                        (ii) to purchase, lease or otherwise acquire the ownership, use or benefit of assets, properties, rights or privileges, real or personal, tangible or intangible, of any kind or description, whether income producing or not;

                        (iii) to sell, pledge, mortgage, lease without limit of time, exchange, or to grant options for the purchase, lease or exchange of any Company assets, on such terms and conditions as the Board may determine;

                        (iv) to vote at any election or meeting of any corporation, partnership, limited liability company, joint venture or other asset, in person or by proxy and to appoint agents to do so in their place and stead;

                        (v) to borrow money for any purpose which they consider to be for the benefit of the Company or to facilitate its administration, and to mortgage or pledge Company assets to secure the repayment thereof, provided, however, that without the prior written approval of all Members, the Board may borrow funds only if liability to the lender is limited to the assets of the Company, the Members being specifically exonerated and released from any personal liability;

                        (vi) to retain and pay a custodian, Accountants, counsel, brokers and other agents and to incur any other expenses which are reasonably related to the operation of the Company;

                        (vii) to establish a brokerage account, and to hold or register assets in the name of a broker, nominees, the nominees of their custodian or broker/or their agent or their agent's custodian, or in bearer form, without disclosing any Company or fiduciary relationship; and

                        (viii) to invest in time deposits and savings accounts and to maintain banking accounts in any institutions determined by them.

                  (b)The Board shall manage the business and affairs of the Company and exercise its powers through (i) meetings and consents as set forth in Sections 5.06 and 5.07; (ii) through committees pursuant to Section 5.10;
and (iii) through Officers (as hereinafter defined) to whom authority and duties have been delegated pursuant to Section 5.12.

                  (c) Notwithstanding the provisions of Sections 5.01(a) and
(b), the Board may not cause the Company to take the actions described in this subsection unless the requisite Member vote as set out below for each such action is obtained:

                        (i) The affirmative vote of all of the Members shall be required to:

                              (A) amend the Certificate; provided, however, that
where the amendment, (x) restates without change all of the operative provisions of the Certificate as theretofore in effect, (y) changes the name or the registered office of the Company, or (z) accomplishes any combination of the foregoing purposes, Board action alone shall be sufficient to authorize such amendment;

                              (B) amend this Agreement;

                              (C) authorize a Manager, Member or other Person to
do any act on behalf of the Company that contravenes the Certificate or any written provision of this Agreement;

                              (D) approve the dissolution of the Company;

                              (E) approve the issuance of additional units of
Membership Interest or classes thereof; and

                              (F) incur any indebtedness on behalf of the
Company other than indebtedness incurred in the ordinary course of the Company's business operations.

                        (ii) After a plan of merger or consolidation is approved and proposed by the Board, the affirmative vote of the Member(s) holding a majority in interest of all votes entitled to be cast at a meeting at which such action is proposed shall be required in order to adopt, approve and confirm such plan as the action of the Company; provided, however, that where (A) the plan, whether or not the Company is the surviving company, does not alter the status of the Company as a domestic limited liability company or alter in any respect the provisions of the Certificate or this Agreement, except changes that may be made without actions by the Members, or (B) each unit of Membership Interest outstanding immediately prior to the effective date of the merger or consolidation is to continue as or to be converted into, except .as may be otherwise agreed by the holder thereof, an identical membership interest in the surviving or new company after the effective date of the merger or consolidation, Board action alone shall be sufficient to authorize the action.

                        (iii) After a plan of division is approved and proposed by the Board, the affirmative vote of the Member(s) holding a majority in interest of all votes entitled to be cast at a meeting at which such action is proposed shall be required in order to adopt, approve and confirm such plan as the action of the Company; provided, however, that where such plan does not alter the state of organization of the Company, nor amend in any respect the provisions of the Certificate or this Agreement, except amendments which may be made without action by the Members, and (A) the Company, on the effective date of the division, has only one class of membership interests and the membership interests and other securities, if any, of each company resulting from the plan are distributed pro rata to the Members, (B) the Company survives the division and all the membership interests and other securities and obligations, if any, of all new companies resulting from the plan are owned solely by the Company, or
(C) the transfers of assets effected by the division, if effected by means of a sale, lease, exchange, or other disposition, would not require the approval of the Members, Board action alone shall be sufficient to authorize the action.

                        (iv) After a plan to sell all or substantially all of the assets of the Company is approved and proposed by the Board, the affirmative vote of the Members holding a majority in interest of all votes entitled to be cast at a meeting at which such action is proposed shall be required to adopt, approve and confirm such plan as the action of the Company

            5.02 Qualification and Selection of Managers: Initial Managers.

                  (a) Each Manager shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a Member.

                  (b) Except as otherwise provided in this Agreement, Managers shall be elected by the Members. In elections for Managers, voting need not be by ballot, except upon demand made by a Member entitled to vote at the election and before the voting begins. The candidates receiving the highest number of votes cast in an election for Managers up to the number of Managers to be elected in such election shall be elected. Notwithstanding the foregoing, as long as Kraus, Crits and the Bank' hold units of Membership Interest as set forth in Section 3.03, Kraus and Crits shall each be entitled to designate one Manager, and the Bank shall be entitled to designate two Managers.

                  (c) The initial Managers shall be Jonathan G. Kraus, John J. Crits, Vito DeLisi and Donald Reape, Vito DeLisi shall serve as the Chairman of the Board. The Bank shall, as long as the Bank is a Member, have the right to designate which Manager shall serve as Chairman of the Board.

            5.03 Term of Office: Resignation.

                  (a) Each Manager shall hold office until the next annual meeting of Members and until a successor shall have been elected and qualified or until such Manager's earlier death, resignation or removal.

                  (b) Any Manager may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as shall be specified in the notice of resignation.

            5.04 Vacancies

                  (a) Except as provided in subsection 5.05(a), vacancies in the Board may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining Manager, and each person so selected shall be a Manager to serve for the balance of the unexpired term, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                  (b) When one or more Managers resign from the Board effective at a future date, the Managers then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

                  (c) Notwithstanding any provision of this Section 5.04 to the contrary, as long as Kraus, Crits and the Bank hold units of Membership Interest as set forth in Section 3.03, if the Manager designated by Kraus or Crits ceases to be a Manager for any reason, Kraus or Crits, as the case may be, shall have the exclusive right to designate a replacement Manager to fill the vacancy, and if either or both of the Managers designated by the Bank ceases to be a Manager for any reason, the Bank shall have the exclusive right to designate a replacement Manager to fill the vacancy or vacancies.

            5.05. Removal of Managers.

                  (a) Except as otherwise provided in this Agreement, the entire Board or any individual Manager(s) may be removed from office without assigning any cause upon the affirmative vote of the Member(s) holding a majority in interest of all votes entitled to be cast at a meeting at which the removal of the entire Board or any individual Manager(s) is proposed. In case the Board or any one or more Managers are so removed, new Managers may be elected by the Members at the same meeting.

                  (b) The Board may declare vacant the office of a Manager who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if within 60 days after notice of his or her selection, the Manager does not accept the office either in writing or by attending a meeting of the Board. In case the office of any one or more Managers has been so declared vacant, the remaining Member(s) of the Board may fill the vacant office(s) in the manner described in
Section 5.04.

                  (c) Notwithstanding any provision of this Section 5.05 to the contrary, as long as Kraus, Crits and the Bank hold units of Membership Interest as set forth in Section 3.03, only Kraus or Crits, as the case may be, shall have the authority to remove the Manager designated by Kraus or Crits, and only the Bank shall have the authority to remove either or both of the Managers designated by the Bank.

            5.06 Meetings.

                  (a) Regular meetings of the Board shall be held at least annually at such time and place, either within or without the Commonwealth of Pennsylvania, as shall be designated from time to time by the Board.

                  (b) Special meetings of the Board shall be held whenever called by two or more of the Managers at such place, either within or without the Commonwealth of Pennsylvania, as the Managers calling the meeting shall designate.

            5.07 Quorum: Action by the Managers.

                  (a) Presence in person or by proxy of all the Managers shall constitute a quorum for the transaction of business of the Board. The presence in person or by proxy of all Managers of any committee of the Board shall constitute a quorum for the transaction of business of such committee.

                  (b) Each Manager shall have one vote at meetings of the Board or of any committee hereof Any action approved by a majority of votes of Managers, either in person or by proxy, shall be the act of the Board or of such committee.

                  (c) Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing thereto by all of the Managers on the Board or such committee, as the case may be, is filed with the minutes of the proceedings of the Board or such committee.

            5.08 Participation in Meeting by Conference Telephone. Where appropriate communication facilities are reasonably available, any or all Managers shall have the right to participate in all or any part of a meeting of the Board or any committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

            5.09 Compensation of Managers. The Board shall have the authority to establish compensation of Managers for services to the Company.

            5.10 Committees. The Board may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. Any committee, to the extent provided by the Board, shall have and may exercise all of the power and authority of the Board, except that no such committee shall have any power or authority with respect to the following;

                  (a) the submission to Members of any action requiring approval of the Members;

                  (b) the creation or filling of vacancies on the Board;

                  (c) the amendment or repeal of any Board action that by its terms is amendable or repealable only by the Board; and

                  (d) action on matters committed by the board to another committee thereof

            5.11 Proxies. Every Manager may authorize by proxy another Manager to act for him at a meeting of the Board or of any committee thereof. Every proxy shall be executed in writing by the Manager or his agent, except that a proxy may be given by a Manager or his agent by any means of electronic communication which results in a writing. All proxies shall be revocable at will. A grant of a later proxy shall revoke an earlier proxy.

            5.12 Officers.

                  (a) The Board shall have the power and authority to appoint individuals ("Officers") to provide various services to the Company similar to those provided to a corporation by its officers. Officers shall be charged with such duties, given such authority and compensated as the Board shall deem appropriate.

                  (b) Any Officer may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as may be specified in the notice of resignation.

                  (c) An Officer shall serve the Company for a period of time deemed appropriate by the Board and until a successor, if any, has been appointed and qualified or until such Officer's earlier death, resignation or removal.

                  (d) Any Officer may be removed by the Board with or without cause. Any such removal, however, shall be without prejudice to any contract rights of the Officer so removed. Appointment of an Officer shall not of itself create contract rights.

                  (e) Notwithstanding any provision of this Section 5.12 to the contrary, as long as Kraus, Crits and the Bank hold units of Membership Interest as set forth in Section 3.03, Kraus shall serve as the President of the Company and Crits shall serve as the Vice President of the Company, unless the Board, by unanimous agreement, appoints different Officers.

                  (f) Unless their authority is limited by the unanimous action of the Board, third parties shall be entitled to rely on the authority of Kraus and Crits, in their capacity as Officers, to take any actions on behalf of the Company for which they are granted authority hereunder.

            5.13 Appointment of Employees and Agents. In addition to the employment provided for in Section 5.12, the Board may appoint, employ, contract or otherwise deal with any Persons for the transaction of the business of the Company, which Persons may, under supervision of the Board, perform any acts or services for the Company as the Board may approve.

                              VI. MEMBERS' MEETINGS

            6.01 Place of Members' Meetings. Meetings of Members may be held at such place, within or without the Commonwealth of Pennsylvania, as shall be designated by the Board in the notice of the meeting. If no such place is designated by the Board, all meetings of the Members shall be held at the principal office of the Company.

            6.02 Special Meetings. Special meetings of the Members may be called at any time by (a) the Board or (b) the Member(s) entitled to cast at least 20% of the votes that all Members are entitled to cast at the particular meeting.

            6.03 Notice of Members' Meetings

                  (a) Written notice of the time and place of each annual meeting of the Members, and of the time, place and purpose(s) of each special meeting of the Members, shall be given not less than ten nor more than 60 days before the date of the meeting, either personally, by facsimile or by mail, to each Member of record entitled to vote at the meeting.

                  (b) When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting, unless a quorum is no longer present at the time of the adjourned meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record on the new record date entitled to notice thereof

            6.04 Waiver of Notice. Notice of a meeting need not be given to any Member who signs a waiver of such notice, whether before or after the meeting. The attendance of any Member at a meeting, without protesting prior to the conclusion of the meeting the lack of notice of' such meeting, shall constitute a waiver of notice by such Member.

            6.05 Quorum.

                  (a) A meeting of Members shall not be organized for the transaction of business unless a quorum is present. The presence of all Members entitled to vote at a meeting shall constitute a quorum.

                  (b) The Members present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.

            6.06 Voting.

                  (a) Unless otherwise provided by law or this Agreement, whenever any action is to be taken by vote of the Members, it shall be authorized by a majority of the votes cast at a duly organized meeting of Members by the Members entitled to vote thereon. At any such meeting, each Member shall be entitled to cast that number of votes equal to the number of units of Membership Interest held by such Member.

                  (b) The Company shall keep at its principal office or its registered office, a record or records containing the names and addresses of all Members and the numbers of units of Membership interest held by them. The list shall be produced (or be available by means of a visual display) at the time and place of the meeting, be subject to the inspection of any Member for reasonable periods during the meeting and be prima facie evidence as to who are the Members entitled to examine such list or to vote at any meeting.

                  (c) The Board shall fix a date as record date for determining the Members entitled to vote at any meeting of Members or adjournment thereof or entitled to give a written consent without a meeting, `provided that such record date shall not be more than 60 or less than ten days prior to the meeting or Company action or event to which it relates.

            6.07 Consent of Members in Lieu of Meeting.

                  (a) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting it prior or subsequent to the action, a consent or consents in writing thereto by all of the Members who would be entitled to vote at a meeting for such purpose shall be filed with the minutes of the proceedings of the Members.

                  (b) Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting upon the written consent of Member(s) who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all Members entitled to vote thereon were present and voting. `The consent(s) shall be filed with the minutes of the proceedings of the Members. The action shall not become effective until after at least ten days' written notice of the action has been given to each Member entitled to vote thereon who has not consented thereto.

          VII.TRANSFERS OF MEMBERSHIP INTERESTS: WITHDRAWAL OFF MEMBERS

            7.01 Restrictions on Transfers of Units of Membership Interest.

                  (a) Except as otherwise provided in this Agreement, no units of Membership Interest or any rights with respect thereto may be sold, assigned, transferred, given, bequeathed, donated, mortgaged, pledged, attached, levied upon, seized by or for creditors, or otherwise encumbered or disposed of whether by act of the Member or by operation of law (any such action hereinafter referred to as a "Transfer"), without the prior written consent of other Member(s) holding a majority of the units of Membership Interest, exclusive of those of the Member seeking to effectuate the Transfer. Notwithstanding the foregoing, the Bank shall have the right to transfer all or a portion of its units of Membership Interest to any entity which, for federal income tax purposes, is part of an affiliated group of corporations filing a consolidated federal income tax return with the Bank (such group of corporations being referred to herein as the "Bank Consolidated Group"), or which would be a member of the Bank Consolidated Group if such entity were a corporation, or to any person or entity if such transfer is made pursuant to a transaction involving the sale of all or substantially all of the assets or business operations of the members of the Bank Consolidated Group.

                  (b) Every unit of Membership Interest which is transferred in accordance with the terms hereof shall remain subject to all of the terms and conditions of this Agreement; and no Transfer, even though otherwise authorized or permitted hereunder, shall be recognized as effective for any purpose whatsoever unless the Person (or if he lacks legal capacity, some other Person whose actions are legally binding on his behalf) acquiring the units of Membership Interest has:

                        (i) agreed to assume all the obligations of his predecessor accruing from and after the effective date of the Transfer under this Agreement with respect to the units of Membership Interest transferred; and

                        (ii) delivered to the Board a written statement, in form and substance satisfactory to the Board, acknowledging the assumption of the transferror's obligations under this Agreement and that the transferee has read the provisions of this Agreement and intends to be legally bound as a Member by all the terms and conditions of this Agreement and any amendments or modifications thereof, and executed a counterpart of this Agreement as then in effect.

            7.02 Withdrawal and Management Deadlocks.

                  (a) Withdrawal of Member. Any Member may withdraw from the Company at any time. Any Member who withdraws from the Company (a "Withdrawing Member") shall be subject to certain provisions limiting the Member's activities which compete with continuing operation of the Mortgage Business by the Company, as set forth in the

Restrictive Covenant. The Withdrawing Member's units of Membership Interest shall be deemed to have been relinquished to the Company in exchange for a Liquidation Payment.

                        (i) Withdrawal on Account of Permanent Disability or Death. In the event of the death or "Permanent Disability" of a Member, the Member shall be deemed to have withdrawn as a Member in the Company, and the Company shall make a Liquidation Payment with respect to such Member's units of Membership Interest equal to the Fair Market Value of such Member's units of Membership Interest either in up to three annual installments, with the first installment payable no later than 60 days following the date of the Member's death, and subsequent installments bearing interest at a variable rate per annum at all times equal to the prime rate of interest published in The Wall Street Journal, or in a lump sum at the option of the Company. For purposes of this Agreement, the term "Permanent Disability" means a condition qualifying as a permanent disability or as a long term disability under the terms of any disability plan or insurance policy covering employees of the Company or it affiliates, or, if no such plan or policy is then in effect, a condition which is treated as a long term disability entitling the Member to federal social security disability benefits.

                        (ii) Withdrawal on Account of Termination of Membership by Member Without the Unanimous Consent of the Board. In the event any Member voluntarily, and without the unanimous consent of the Board, ceases to provide services to the Company under the terms of a Compensation Agreement between the Member and the Company or otherwise withdraws from the Company (such Member being referred to herein as a "Terminated Member"), such Terminated Member's Liquidation Payment shall be equal to the Book Value of his units of Membership Interest.

                              (A) If a Member is performing services for the
Company pursuant to the terms of a Compensation Agreement and the Company terminates the services of the Member under the Compensation Agreement for "Cause" (as hereinafter defined), the Member shall be treated as having voluntarily withdrawn from the Company without approval by the Board and shall be subject to this subparagraph 7.02(a)(ii).

                              (B) The Book Value of the Company shall be deemed
to be $0 during the first full year of operation of the Mortgage Business.

                              (C) "Cause" shall have the same meaning as set
forth in the Compensation Agreement between the Company and Kraus or Crits, as the case may be. Whether Cause has occurred shall be determined by a majority vote of the Board, or, if any members of the Board allege that Cause has occurred, but the majority of the Board does not confirm that Cause has occurred, a determination as to whether Cause has occurred shall be determined by binding arbitration in Philadelphia, PA by one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") except that (a) every person named on all lists of potential arbitrators shall be a neutral and impartial lawyer with excellent academic and professional credentials (i) who is or has been practicing law for at least 15 years, specializing in either general commercial litigation or general corporate and commercial and (ii) who has had experience, and is generally available to serve, as an arbitrator, and (b) each party shall be entitled to strike on a peremptory basis, for any reason or no reason, any or all of the names of potential arbitrators on any list submitted to the parties by the AAA and any person selected by the AAA to serve as an arbitrator by administrative appointment. In the event the parties cannot agree on a mutually acceptable arbitrator from the one or more lists submitted by the AAA within 30 days after the AAA transmits to the parties its first list of potential arbitrators, the President of the Philadelphia Bar Association shall designate three persons who, in his or her opinion, meet the criteria set forth herein, which designees may include persons named on any list submitted by the AAA. Bach party shall be entitled to strike one of such three designees on a peremptory basis within 10 days after its receipt of such list of designees, indicating its order of preference with respect to the remaining designees. If two of such designees have been stricken by the parties, the unstricken designee shall be the arbitrator. Otherwise, the selection of the arbitrator shall be made by the APIA from the remaining designees in accordance with their mutual order of preference, or by random selection in the absence of a mutual order of preference. The arbitrator(s) shall base the determination of whether Cause has occurred on applicable law and judicial precedent and, unless both parties agree otherwise, shall include in such award the findings of fact and conclusions of law upon which the decision is based. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof

                  (b) Management Deadlock. At any time, Kraus and Crits (acting together) or the Bank may declare that a "Deadlock" in the management of the Company has occurred and that the Member or Members declaring the Deadlock (the "Notifying Member or Members") have determined that they are no longer willing to operate the Mortgage Business as Members of the Company along with the other Member or Members (the "Responding Member or Members"). Notwithstanding the preceding sentence, at any time following the withdrawal of either Kraus or Crits as a Member, the remaining Member, either Kraus or Crits, as the case may be, shall have the right to declare a Deadlock be (acting alone). Notice of Deadlock must be in the form of a written notice provided by the Notifying Member or Members to the Responding Member or Members and the Responding Members' principal place of business, which shall, with respect to Kraus and Crits, be the principal place of business of the Company, and, with respect to the Bank, shall be the principal place of business of the Bank. Once a Deadlock has been declared by the Notifying Member or Members, the Members have the following rights and obligations:

                        (i) Election by Responding Member or Members. Upon receipt of the notice of Deadlock, the Responding Member or Members shall have the option to purchase all, but not less than all, of the units of Membership Interest of the Notifying Members for a payment equal to the Fair Market Value of those units. The Responding Member or Members must indicate their election to purchase the units of Membership Interest of the Notifying Members in writing no later than 10 business days following their receipt of the notice of Deadlock.

                        (ii) Election by Notifying Member or Members. If the Responding Member or Members do not exercise the option to purchase the units of Membership Interest of the Notifying Member or Members, the Notifying Member or Members shall have the option to purchase all, but not less than all, of the units of Membership Interest of the Responding Member or Members for Fair Market Value. The Notifying Member or Members must indicate their election to purchase the units of Membership Interest of the Responding Members in writing no later than 10 business days following the last day the Responding Member or Members could have elected to purchase the units of Membership Interest of the Notifying Members.

                        (iii) No Election by Notifying or by Responding Members. If neither the Notifying Member or Members nor the Responding Member or Members elect to purchase the units of Membership Interest of the other Members, all of the Members shall be obligated to use their best efforts and to cooperate to sell the Mortgage Business and liquidate the Company, or to sell all of their units of Membership Interest. If the Mortgage Business or 100% of the Members' units of Membership Interest is sold, all of the Members will, if requested by the purchaser or purchasers of the Mortgage Business or of units of Membership Interest, be bound by an agreement not to compete having the same provisions limiting competition as are required under the Joint Restrictive Covenant for a period of one year following the date of the sale transaction.

                        (iv) Fair Market Value and Restrictive Covenant. If, as a result of a Deadlock, either the Notifying Member or Members or the Responding Member or Members purchase the units of Membership Interest of the other Member(s), resulting in the purchase of the units of Membership Interest Kraus and/or Crits by the Bank, the following provisions shall be applicable:

                              (A) If an appraiser or appraisers is/are engaged
for the purpose of determining the net Fair Market Value of the Company, the appraiser(s) shall determine its net Fair Market Value without taking into account the services of Kraus and/or Crits, as the case may be) but taking into account the value to the Mortgage Business of the applicable provisions of the Restrictive Covenant.

                              (B) Kraus and/or Crits, following the purchase of
their units of Membership Interest by the Bank shall be subject to the provisions of the Joint Restrictive Covenant without regard to any other conditions (e.g., the conduct of any business by Kraus and Crits together) which would otherwise be required to have occurred for the Joint Restrictive Covenant to be in effect.

                              (C) Payment to Kraus and/or Crits will be made in
two equal installments (with interest at the minimum rate required to avoid imputed interest under applicable federal tax rules), with the first installment to be paid 60 days following the election by the Bank to purchase the units of Membership Interest, and with the second installment payable on the anniversary of the first payment date.

                        (v) If as a result of a Deadlock, either the Notifying Member or Members or the Responding Member or Members purchase the units of Membership Interest of the other Member(s), resulting in the purchase of the Bank's units of Membership Interest, the following provisions shall be applicable:

                              (A) If an appraiser or appraisers is/are engaged
for the purpose of determining the net Fair Market Value of the Company, the appraiser(s) shall determine its net Fair Market Value without taking into account the services of the Bank, but taking into account the value to the Mortgage Business of the applicable provisions of the Restrictive Covenant.

                              (B) The Bank shall be subject to a restrictive
covenant for a period of one year, with such agreement having the same restrictions as would be applicable to Kraus and Crits under the Joint Restrictive Covenant.

                              (C) Kraus and/or Crits shall not be subject to any
provisions of the Restrictive Covenant.

                              (D) Payment to the Bank will be made in two equal
installments (with interest at the minimum rate required to avoid imputed interest under applicable federal tax rules), with the first installment to be paid 60 days following the election by the Bank to purchase the units of Membership Interest, and with the second installment payable on the anniversary of the first payment date.

            7.03 Compliance with Securities Laws. The Members acknowledge and confirm that the units of Membership Interest held by them may constitute securities and that the units of Membership Interest have not been registered under any federal or state securities laws by virtue of exemptions from the registration provisions thereof or otherwise, and consequently cannot be sold except pursuant to appropriate registration or exemption from registration as applicable.

            7.04 Allocations with Respect to Transferor's Interest. Upon the assignment by a Member of all or any part of his interest in the Company to a Person becoming a substitute Member, the net profits, net losses and credits for the entire fiscal year of the Company during which such assignment occurred shall be prorated between assignor and assignee on the basis of the number of days in the fiscal year preceding and succeeding the effective time of the assignment, regardless of the period of the year in which such profit or loss was actually recognized or such credit became available.

            7.05 Restrictive Covenant.

                  (a) Each Member (and all affiliates of each Member) shall be subject to certain limitations on activities which would constitute competition with the Company both during the period the Member is a Member of the Company and for certain periods following the withdrawal of the Member from the Company. All of the Members acknowledge that the restrictions contained in this Section
7.05 are reasonable and necessary in order to protect the legitimate interests of Company in view of the nature of the business in which Company is engaged, that the enforcement of these restrictions will not impose a hardship on any Member or significantly impair the ability of any Member to earn a livelihood, and that any violation of the restrictions set forth herein would result in irreparable injuries to Company. Each Member, therefore, acknowledges that, in the event of any violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled, and acknowledges further that, in the event there is a violation of the restrictions set forth herein by either any Member, the Company shall be relieved of any liability to make any payment to such Member of any amounts otherwise payable under the terms of this Agreement or any Compensation Agreement between the Company and such Member on or after the occurrence of any violation of the restrictions set forth herein.

                  (b) Restrictive Covenant Applicable to Active Members. From the date hereof until the date that a Member withdraws as a Member of the Company, such Member shall not engage in any activities which are in direct competition with the Mortgage Business, including, but not limited to, any solicitation of existing customers of the Mortgage Business, any solicitation of other employees of the Mortgage Business, and any solicitation of business from any contacts which may be of value in the conduct of the Mortgage Business by the Company.

                  (c) Joint Restrictive Covenant. If both Kraus and Crits terminate their relationship with the Bank or the Company and operate another business jointly or work together for the same employer at any time during the one year period (the "Joint Restriction Period") commencing on the later of the date that Kraus or Crits terminates his relationship with the Bank, both Kraus and Crits shall be subject to the restrictive covenant set forth herein as the "Joint Restrictive Covenant." The Joint Restrictive Covenant shall be effective until the end of the Joint Restriction Period. During the portion of the Joint Restriction Period during which the Joint Restrictive Covenant is applicable, Kraus and Crits agree not to engage in any activities which are in direct competition with the Mortgage Business, including, but not limited to, any solicitation of existing customers of the Mortgage Business, any solicitation of other employees of the Mortgage Business, and any solicitation of business from any contacts which either Kraus or Crits used while conducting the Mortgage Business for the Company or as employees of the Bank or any of its affiliates.

                  (d) Individual Restrictive Covenant. If either Kraus and Crits or if both terminate their relationship with the Company or with the Bank or any of its affiliates, but do not operate another business jointly or work together for the same employer at any time during the Joint Restriction Period, each of Kraus and Crits will be subject to the restrictive covenant set forth herein as the "Individual Restrictive Covenant." The Individual Restrictive Covenant shall be effective for a period of one year (the "Individual Restriction Period") commencing on the date Kraus or Crits, as the case may be, terminates his relationship with The Company, the Bank or any of its affiliates. During the Individual Restriction Period, Kraus and/or Crits, as applicable, agree not to
(a) solicit any existing or past customers of the Company or of the Mortgage Business, or any potential customers who have already been contacted by the Company or by such other entity as may be conducting the Mortgage Business, (b) solicit any employees of the Company, the Bank or any of its affiliates, and (c) become an owner (or a phantom owner) of any entity conducting a mortgage business operation. Klaus and/or Crits, as the case may be, shall, however, not be restricted from becoming an employee of entity conducting mortgage business operations at any time following the termination of their relationship with the Company, the Bank or any of its affiliates unless Kraus and Crits become subject to the Joint Restrictive Covenant. The applicability of the individual Restrictive Covenant to Kraus and/or Crits shall not limit the applicability of the Joint Restrictive Covenant if the conditions causing the Joint Restrictive Covenant to become effective occur

                  (e) Notwithstanding anything contained herein to the contrary, no provisions of this Restrictive Covenant shall be effective with respect to any Member to the extent such provisions are in conflict with any provisions of this Operating Agreement or of any other written agreement between the parties which explicitly limits the effectiveness of this Restrictive Covenant.

                  (f) If the Individual Restrictive Period or the Joint Restrictive Period described above should be adjudged unreasonable in any proceeding, then the applicable period of time shall be reduced by such amount so that the restrictions set forth in this Restrictive Covenant may be enforced for such time as is adjudged to be reasonable. If any Member violates any of the restrictions contained in this Section 7.05, the Joint Restriction Period or the Individual Restriction Period, as the case may be, shall be extended with respect to the Member or Members engaged in such violation by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by such member, to the satisfaction of the Company. The Company shall have the right and remedy to require the Member to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by such Member as the result of any transactions constituting a breach of this Restrictive Covenant, and such Member shall account for and pay over such amounts to the Company upon the Company's request therefor. All Members hereby expressly consent to the jurisdiction of any court within the Eastern District of Pennsylvania to enforce the provisions of this Section 7.05, and agree to accept service of process by mail relating to any such proceeding. The Company may supply a copy of this Restrictive Covenant to any future or prospective employer, co-owner or partner of a Member to whom such Member has supplied information if the Company determines in good faith that there is a reasonable likelihood that the Member has violated or will violate the provisions of this Restrictive Covenant.

                        VIII.TERMINATION OF TITLE COMPANY

            8.01 Dissolution.

                  (a) The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

                        (i) December 31, 2028;

                        (ii) The unanimous written agreement or consent of all the Members to dissolve the Company;

                        (iii) The death, insanity, adjudication of incompetence, Bankruptcy, retirement, expulsion or resignation of a Member, or the occurrence of any other event which terminates the continued membership of a Member, unless within 90 days after such event, all of the remaining Members elect to continue the Company;

                        (iv) The entry of a decree of judicial dissolution; or

                        (v) The sale of all or substantially all of the assets of the Company.

                  (b) Certificate of Dissolution. Unless There is an election to continue the business of the Company as provided in Section 8.01 (a)(iii), then, following the dissolution and winding up of the affairs of the Company, the Company shall execute a Certificate of Dissolution in the form prescribed by the Act.

            8.02 Winding Up and Distributions.

                  (a) In the event of a dissolution of the Company pursuant to
Section 8.01, the assets of the Company shall be liquidated and, after Company obligations have been discharged or provided for, and any reserves which the Liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Company have been established, the net proceeds of such liquidation shall be distributed in accordance with Section 4.03.

                  (b) All liquidating distributions shall be made in cash or in kind, in the discretion of the Liquidator. In connection with the sale by the Company and reduction to cash of its assets. although the Company has no obligation to offer to sell any properties to the Members, any Member, at the option of the Liquidator, may bid on and purchase any assets. If the Liquidator shall determine that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the Liquidator may defer liquidation of and withhold from distribution for a reasonable time any assets of the Company (except those necessary to satisfy the Company's current obligations).

                  (c) If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof and any Member entitled to any interest in such assets shall receive such Interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the Liquidator.

                  (d) In connection with the termination of the Company, the Company's Accountants shall prepare and furnish to each Member a statement setting forth the assets and liabilities of the Company as of the date of complete liquidation. After distribution of all of the assets of the Company, the Members shall cease to be such, and the Liquidator shall cause to be executed, acknowledged and filed all documents necessary to cancel the Certificate and fictitious name registrations of the Company, if any, and to terminate the Company.

                  (e) Following the liquidation of the Company, none of the Members shall be subject to the provisions of Section 7.05 (the "Restrictive Covenant").

                      IX. BOOKS, RECORDS AND TAX ELECTIONS

            9.01 Books and Records. The Board shall cause to be kept full and accurate books of the Company. All books and records of the Company shall be kept at the Company's principal office and shall be available at reasonable times for inspection and copying by the Members or their duly authorized representatives. The books of the Company shall be kept on the accrual or cash basis as the Board shall determine, and the fiscal period of the Company shall also be determined by the Board. Capital accounts for each Member shall be maintained as part of the books of the Company and the amount of profits or losses of The Company, as well as capital contributions to the Company, and distributions torn the Company, shall be credited or charged, as the case may be, to the capital account of each Member. An annual statement showing the income and expenses p f the Company (and the portion allocable to each Member), a balance sheet of the Company at the end of the fiscal year, and a statement of members' equity, together with all other information needed by the Members for income tax purposes, shall be prepared by the Company's Accountants, without audit unless otherwise determined by the Board, and furnished to each Member within 75 days after the end of each fiscal year of the Company.

            9.02 Tax Elections. The Board may cause the Company to make such tax elections (including, without limitation, the election under Section 754 of the Code) as the Board deem appropriate in its sole discretion.

            9.03 Tax Matters Partner. The Bank is hereby designated as the "tax matters partner" of the Company pursuant to ss. 6231(a)(7) of the Code.

                    X. INDEMNIFICATION OF MANAGERS AND AGENTS

            10.01 Definitions. As used in this Article X:

                  (a) "Company Agent" means any Person who is or was an employee or agent of the Company and any person who is or was a director, officer, trustee or employee of any Other Enterprise, serving or continuing to serve as such at the request of the Company, or the legal representative of any such person;

                  (b) "Other Enterprise" means any domestic or foreign corporation, any limited liability company other than the Company) and any partnership, joint venture, sole proprietorship, trust, employee benefit plan or any other entity, whether or not for profit, served by a Company Agent;

                  (c) "Expenses" means reasonable costs, disbursements and counsel fees;

                  (d) "Liabilities" means amounts paid or incurred in satisfaction of judgments, fines (including any excise taxes assessed on a person with respect to an employee benefit plan), penalties and settlements, provided that, in the case of a settlement, the Company shall have given its prior approval to the terms of the settlement;

                  (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding. and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

            10.02 Mandatory Indemnification of Managers.

                  (a) The Company shall indemnify each Manager against such Manager's Expenses and Liabilities in connection with any Proceeding involving the Manager by reason of his or her being or having been a Manager, other than a Proceeding by or in the right of the Company. Indemnification shall be provided by this Section, to the fullest extent permitted by Pennsylvania law, only if such Manager acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, if such Manager had no reasonable cause to believe his or her conduct was unlawful.

                  (b) The Company shall indemnify, to the fullest extent permitted by Pennsylvania law, each Manager against such Manager's Expenses in connection with any Proceeding by or in the right, of the Company to procure a judgment in its favor which involves the Manager by reason of his or her being or having been a Manager, if such Manager acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company

                        The Board or a committee thereof acting by a majority vote of Managers who were not parties to or otherwise involved in the Proceeding, shall determine on a case by case basis, if indemnification as described in subsection (a) or (b) above is proper in the circumstances because the Manager met the applicable standard of conduct set forth in subsection (a) or (b) above

                  (c) Notwithstanding any limitations contained in subsection
(a) and (b) above, the Company shall indemnify each Manager against such Manager's Expenses to the extent that such Manager has been successful on the merits or otherwise in any Proceedings or in defense of any claim, issue or matter therein.

            10.03 Optional Indemnification of Company Agents.

                  (a) The Company may, at its option, indemnity each Company Agent against his or her Expenses and Liabilities in connection with any Proceeding involving the Company Agent by reason of his or her being or having been a Company Agent,, other than a Proceeding by or in the right of the Company. Indemnification shall be provided by this section, to the fullest extent permitted by Pennsylvania law, only if such Company Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, if such Company Agent had no reasonable cause to believe his or her conduct was unlawful.

                  (b) The Company may, at its option, indemnify, to the fullest extent permitted by Pennsylvania law, each Company Agent against his or her Expenses in connection with any Proceeding by or in the right of the Company to procure a judgment in its favor which involves the Company Agent by reason of has or her being or having been a Company Agent, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                  (c) Notwithstanding any limitations contained in subsections
(a) and (b) above, the Company may, at its option, indemnify each Company Agent against his or her Expenses to the extent that such Company Agent has been successful on the merits or otherwise in any Proceedings or in defense of any claim, issue or matter therein.

            10.04 Advances.

                  (a) Expenses incurred by a Manager in connection with a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the Manager to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as provided in this
Article X.

                  (b) Expenses incurred by a Company Agent in connection with a Proceeding may be paid by the Company in advance of the final disposition of the Proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the Company Agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as provided in this
Article X.

            10.05 Insurance. The Company may purchase and maintain insurance on behalf of any Manager or Company Agent against any Expenses incurred in any Proceeding and any Liabilities asserted against such Manager or Company Agent by reason of such Manager or Company Agent having been a Manager or Company Agent. The Company may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Company, whether or not such insurer does business with other insureds.

            10.06 Non-Exclusivity of Rights. The rights conferred on any Manager or Company Agent by this Article X shall not be exclusive of any other rights which such Manager or Company Agent may have or hereafter acquire under any statute, provision of the Certificate, agreement, vote of Members or disinterested Managers or otherwise.

            10.07 Amendment. Any repeal or modification of this Article X shall not adversely affect any right or protection hereunder of any Manager or Company Agent in respect of any act or omission occurring prior to the time of such repeal or modification.

                             XI. GENERAL PROVISIONS

            11.01 Amendments. No amendment of this Agreement shall be binding unless such amendment is proposed in writing by the Board and all of the Members consent in writing thereto.

            11.02 Indulgences. Etc. Neither the failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            11.03 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-law provisions to the contrary.

            11.04 Notices. All notices, requests, consents or other communications provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage prepaid and registered or certified with return receipt requested or by delivering such writing to the recipient in person, by courier, overnight delivery service, or by facsimile transmission. All notices, requests, consents and other communications to be sent or delivered to the Company must be sent or delivered to the Company's principal place of business, or the facsimile number thereof, to the attention. of the Board, or if to a Member, must be Lent or delivered to the address or facsimile number shown for that Member on the Company's books or at such other address or facsimile number as that Member may specify by notice to the Company; provided, however, that such notice of change in address or facsimile number shall not be effective unless and until such notice is received by the Company.

            11.05 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement m any manner other than as provided in this Agreement.

            11.06 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

            11.07 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

            11.08 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

            11.09 Gender. Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

            11.10 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

            11.11 Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.

            11.12 Reliance. Each party acknowledges that, in entering into this Agreement and making any Capital Contributions pursuant hereto, he is relying solely upon his own investigation and the contents of this Agreement and any agreements executed concurrently herewith and not upon any statements made or materials produced by any other party or such other parry's representatives.

            11.13 Further Assurances. In addition to the documents and instruments to be delivered as herein provided, each of the pasties hereto shall, from time to time at the request of the Board, execute and deliver such instruments and shall take such other action as may be required to carry out more effectively the terms of this Agreement.

            11.14 Corporate Authority. Any corporation signing this Agreement represents and warrants that the execution, delivery and performance of this Agreement by such corporation has been duly authorized by all necessary corporate action and is valid and binding upon such corporation.

            11.15 No Third-Party Beneficiaries. Notwithstanding anything to the contrary contained herein, no provision of this Agreement is intended to benefit any party other than the Company, the other signatories hereto and their permitted successors and assigns, nor shall any such provision be enforceable by any other party.

            11.16 Waiver of Partition. Each party does hereby waive any right to partition or the right to take any other action which might otherwise be available to such party outside of the provisions of this Agreement for the purpose of severing his relationship with the Company or such party's interest in the property held by the Company from the interests of the other parties until the end of the term of both this Company and any successor entity formed pursuant to the terms hereof

            11.17 Nominal Title Holder. Any or all Company property may, at the option of the Board, be held in the name of one or more nominal title holders chosen by the Board for the Company.

            11.18 Controversies With Internal Revenue Service. In the event of any controversy with the Internal Revenue Service or any other taxing authority involving the Company of any Member or Members, the outcome of which may adversely affect the Company, directly or indirectly, or the amount of allocation of profits, gains, credits or losses of the Company to one or more Members, the Company may, at its option, incur expenses it deems necessary or advisable in the interest of the Company in connection with any such controversy, including, without limitation, attorneys' and accountants' fees.

            IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                MADISON BANK


                                By:
                                   ----------------------------------------


                                -------------------------------------------
                                Jonathan O. Kraus


                                -------------------------------------------
                                John J. Crits

EXHIBIT B

                             COMPENSATION AGREEMENT

            THIS COMPENSATION AGREEMENT, made this 5th day of May, 1998, by and between Philadelphia Financial Mortgage Co., LLC (hereinafter called the "Company"), and ____________________________, an individual (hereinafter called the "Executive").

                              W I T N E S S E T H

            WHEREAS, the Company wishes to have the Executive provide certain services to the Company and the Executive wishes to provide such services for the Company on the terms and conditions contained in this Agreement.

            NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and the Executive agree as follows:

            1. Definitions. As used herein, the following terms shall have the meanings set forth below unless the contexts otherwise requires.

                  "Affiliate" shall mean a person who with respect to any entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

                  "Base Compensation" shall mean the annual rate of compensation set forth in Section 4(a), as such amount may be adjusted from time to time.

                  "Board" shall mean the Board of Managers of the Company

                  "Business" all mean the business conducted by the Company in the past and on the date of execution of this agreement, including business activities in developmental stages, business activities which may be developed by the Company, or any subsidiary, parent or other affiliate of the Company, during the period of the Executive's service with the Company, and all other business activities which flow from a reasonable expansion of any of the foregoing.

                  "Cause" shall mean any one or more of the following:

                        (a) if the Executive is convicted of a felony or a crime involving moral turpitude or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense;

                        (b) if the Executive uses alcohol or any unlawful controlled substance to an extent that it materially interferes with the performance of the Executive's duties under this Agreement;

                        (c) if the Executive breaches or neglects the material duties that the Executive is required to perform under the terms of this Agreement after having been warned, in writing, by the Company of the consequences of such specific actions;

                        (d) if the Executive commits any act of fraud, personal dishonesty or deliberate misappropriation relating to or involving the Company;

                        (e) if the Executive repeats the violation of reasonable and material rule(s), regulation(s), policy(ies) or plan(s) governing his performance or express direction(s) of the Board after having been warned, in writing, by company of the consequences of such specific violations; or

                        (f) if the Executive engages in the willful, unauthorized disclosure of material confidential information concerning the Company or its Business;

                  "Disability" shall have the meaning set forth in the Operating Agreement.

                  "Operating Agreement" shall mean the operating agreement governing the operations of the Company

            2. Term of Service. The Company hereby engages the services of the Executive and the Executive hereby agrees to provide such services to the Company for the period and upon the terms and conditions specified in this Agreement. The term of this Agreement shall commence on the date hereof (the "Commencement Date"), and shall end as of the date the Executive ceases to be a Member of the Company.

            3. Office and Duties.

                  (a) The Executive shall serve as President/Vice-President. In such capacity, the Executive shall render such services as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board.

                  (b) For as long as the Executive continues to provide services to the Company, the Executive's entire working time, energy, skill and best efforts shall be devoted to the performance of the Executive's duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. The Executive may engage in charitable, civic, fraternal, trade and professional association activities that do not interfere with the Executive's obligations to the Company, but the Executive shall not work for any other for profit business.

            4. Base Compensation, Commissions, and Bonuses. For all of the service rendered by the Executive to the Company, the Executive shall receive, during the Initial Term:

                  (a) Base Compensation at the annual rate of Seventy Two thousand dollars ($72,000.00) per year, payable by the Company as a "guaranteed payment." The Base Compensation will be payable in installments in accordance with the Company's regular payroll practices in effect from time to time during the term of this Agreement.

                  (b) In addition to the foregoing compensation, the Executive shall be eligible to receive a commission equal to 50 points for all mortgage business originated by the Executive. Commissions, if any, will be paid to the Executive on the last payday of each month he is providing service to the Company for sales booked by him through the previous month. Upon the Executive's termination of service to the Company, the Company will pay the Executive, within thirty (30) days of such termination, his commissions, if any, on all mortgages he originated which closed on or before his last day of actual service with the Company.

                  (c) In addition to the foregoing compensation, the Executive shall be eligible to receive an annual bonus equal to an amount, determined at the discretion of the Board, but not less than up to 0.5% of the net profits of the Company as determined by the accountants regularly engaged by the Company to review or audit its financial statements.

                  (d) In addition to the foregoing compensation, the Executive shall be eligible to receive additional payments as reimbursement of reasonable automobile expenses (not in excess of $500 per month), cellular phone expenses and other business expenses consistent with policies established with respect to such reimbursements by the Board.

                  (e) Notwithstanding anything contained herein to the contrary, the amount of the Executive's Base Compensation with respect to any period shall be reduced by the amount of any cash compensation to the Executive that is made by Madison Baneshares Group, Ltd. or by any subsidiary or other affiliate of Madison Baneshares Group, Ltd. other than the Company.

            5. Fringe Benefits As an inducement to the Executive to commence service hereunder, and in consideration of the Executive's covenants under this Agreement, the Executive shall be entitled to the benefits set forth below (the "Fringe Benefits") daring the Term of this Agreement:

                  (a) The Executive shall be eligible to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs made available to other employees of the Company, except to the extent that Executive's status as a "partner" for federal income tax purposes prevents the Executive from participating in such plans or programs or would cause such plans or programs to fail to meet any applicable requirements under the Internal Revenue Code of 1986, as amended (the "Code"); and provided, further that the Executive meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs.

                  (b) The Executive shall be entitled to four (4) weeks paid vacation during each year, subject to the Company's generally applicable policies relating to Vacations. The Executive shall give the Chairman of the Board (or his or her designee) written notice at least seven (7) days prior to the commencement of any vacation in excess of five (5) business days.

                  (c) The Company will reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder upon receipt of documentation therefor in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.

                  (d) The Executive shall be eligible to receive options to purchase shares in Madison Bancshares Group, Ltd. to be issued under the Madison Bancshares Group, Ltd. 1997 Stock Option Plan (the "Stock Option Plan") at an exercise price equal to the fair market value of the shares on the date of grant, The number of shares subject to such option shall be determined at the discretion of the administrative committee (the "Committee") charged with responsibility for such determinations under the terms of the Stock Option Plan. The Executive shall be entitled to grants of options to acquire shares of Madison Bancshares Group, Ltd. under the Stock Option Plan from time to time, which grants shall be made at the discretion of the Committee, taking into account all relevant facts and circumstances, and which shall be made at such times and for such shares as it deems appropriate under all relevant facts and circumstances, treating the Executive in a manner comparable to to other similarly situated executives who are eligible to participate in the Stock Option Plan.

            6. Disability. If the Executive suffers a Disability, the Company may terminate the Executive's relationship with the Company at any time thereafter by giving the Executive ten (10) days written notice of termination. Thereafter, the Company shall have no obligation to the Executive for Base Compensation, Commissions, Fringe Benefits or any other form of compensation or benefit to the Executive, except as otherwise required by law or by benefit plans provided at the Company expense, other than (a) amounts of Base Compensation and Commissions accrued through the date of termination, (b) reimbursement of appropriately documented expenses incurred by the Executive before the termination of service, to the extent that the Executive would have been' entitled to such reimbursement but for the termination of service.

            7. Death. If the Executive dies during the Term of this Agreement, the Term of this Agreement shall terminate as of the date of the Executive's death. The Company shall have no obligation to the Executive or the Executive's estate for Base Compensation, Commissions, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at the Company expense, other than (a) amounts of Base Compensation and Commissions that have accrued through the date of the Executive's death, and (b) reimbursement of appropriately documented expenses incurred by the Executive before the termination of service, to the extent that the Executive would have been entitled to such reimbursement but for the termination of service.

            8. Termination for Cause. The Company may terminate the Executive's service relationship with the Company at any time for Cause. Upon termination of the Executive under this Section 8, the Company shall have no obligation to the Executive for Base Compensation, Commissions, Fringe Benefits, or other form of compensation or benefits other than (a) amounts of lease Compensation and Commissions accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by the Executive before the termination of service, to the extent that the Executive would have been entitled to such reimbursement but for the termination of service.

            9. Termination without Cause. The Company may not terminate the Executive's service relationship with the Company at any time without Cause other than in connection with the withdrawal of the Executive as a Member of the Company pursuant to the terms of the Operating Agreement.

            10. Consideration. The Executive agrees and acknowledges that the Executive is agreeing to be bound by the terms of this Agreement, in consideration of (i) the taking and commencement of service with the Company and
(ii) the Company's agreement to pay in full all amounts due as Base Compensation, Commissions and other amounts due after the Executive's termination without Cause in accordance with Section 9 of this Agreement; and the Executive further agrees and acknowledges that each of the benefits described in clause (i) or (ii) alone constitutes full, complete and adequate consideration for the Executive's obligations hereunder.

            11. Company Property. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company's direction or for the Company's use or otherwise in connection with the Executives service hereunder, are and shall remain the sole property of the Company, including in each case all copies thereof in any medium including computer tapes and other forms of information storage. If the Company requests the return of such materials at any time during or at or after the termination of the Executive's service, the Executive shall deliver all copies of the same to the

Company immediately. Notwithstanding the foregoing, the Executive may retain records relevant to the filing of the Executive's personal income taxes and the Company shall grant the Executive reasonable access during normal business hours, to business records of the Company relevant to the Executive's discharge of the Executive's duties as a director of the Company or any other legitimate non-competitive business purpose.

            12. Prior Agreements. The Executive represents to the Company that there are no restrictions, agreements or understandings, oral or written, to which the Executive is a party or by which the Executive is bound that prevent or make unlawful the Executive's execution or performance of this Agreement.

            13. Miscellaneous.

                  (a) Indulgences. Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

                  (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or two (2) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                      If to the Executive (as applicable):

                Jonathan G. Kraus             John J. Crits
                601 Longchamps Drive          155 Ridings Way
                Devon, PA 19333               Ambler, PA 19002
                        with a copy, given in the manner prescribed above, to:

                        Steven M. Cohen
                        Morgan, Lewis & Bockius LLP
                        2000 One Logan Square
                        Philadelphia, PA 19103

                        If to the Company:

                        Mr. Vito DeLisi, Chairman
                        1767 Sentry Parkway, Suite 220
                        Blue Bell, PA 19422

                        with a copy, given in the manner prescribed above, to:

                        Lawrence R. Lesser, Esquire
                        Wolf, Block, Schorr & Solis-Cohen
                        350 Sentry Parkway
                        Build 640
                        P.O. Box 3038
                        Blue Bell, PA 19422

                        In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

                  (d) Binding Nature of Agreement. This Agreement shall be binding upon the Company and shall inure to the benefit of the Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, to which the Executive provides services or in which the Executive is otherwise employed and shall be binding upon the Executive, the Executive's heirs and personal representatives. None of the rights or obligations of the Executive hereunder may be assigned or delegated, except that in the event of the Executive's death or Disability, any rights of the Executive hereunder shall be transferred to the Executive's estate or personal representative, as the case may be. The Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve the Company of its obligations to the Executive if any such assignee fails to perform such obligations.

                  (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the service of the Executive with the Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable the Company policy, practice, plan or the terms of any manual or handbook, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

                  (h) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  (i) Number of Days. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  (j) Gender. Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (k) Jurisdiction of Courts. Any legal suit, action, claim, proceeding or investigation arising out of or relating to this Agreement may be instituted in any state or federal court in the Eastern District of Pennsylvania, and each of the parties hereto waives any objection which parry may now or hereafter have to such venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

                  (l) Survival. All provisions of this agreement which by their terms survive the termination of the Executive's service with the Company, including without limitation the covenants of the Executive set forth in Sections 11 and 12 and the obligations of the Company to make any post-termination payments under this Agreement, shall survive termination of the Executive's service with the Company and shall remain in full force and effect thereafter in accordance with their terms.

            IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement in _________________________, Pennsylvania as of the date first above written.

                                 PHILADELPHIA FINANCIAL MORTGAGE CO., LLC.


(SEAL)                           By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                                 ---------------------------------------------
                                 Executive

                          [LETTERHEAD OF MADISON BANK]

March 29, 1999

Jonathan G. Kraus
John J. Crits
Madison Bank
1767 Sentry Parkway West
Blue Bell, PA 19422

                        RE: Agreement to Conduct Mortgage Banking Business dated May 5, 1998 between Jonathan G. Kraus, John
                              J. Crits and Madison Bank (the "Bank") (the
                              "Agreement")

Dear Messrs. Kraus and Crits:

This letter agreement will amend certain provisions of the above referenced Agreement. All terms used, but not defined herein, shall have the meanings ascribed to them in the Agreement. This Agreement is amended in the following manner:

      1. Kraus and Crits waive the requirement that the Bank contribute $150,000 and the Bank waives the requirement that Kraus and Crits each contribute $50,000 to a limited liability company to conduct the Mortgage Business (as defined in the Agreement)

      2. Krause and Crits and the Bank have mutually determined that the Mortgage Business (as defined in the Agreement) pending further agreement by the parties, shall be operated as a division of the Bank and not as a separate limited liability company.

      3 All provisions of the Agreement, except as heretofore amended, remain in full force and effect.

Please indicate your agreement to this Amendment to the Agreement by executing the appropriate space provided below on the original of this letter and returning same to us.

Very truly yours,


Vito DeLisi, President
Madison Bank

Accepted and agreed this 29 day of March, 1999.


/s/ Jonathan G. Kraus                     /s/ John J. Crits
----------------------------------        ----------------------------------
Jonathan G. Kraus                         John J. Crits